                                                                 EXHIBIT (h)(14)

                                   FORM OF
                                  SCHEDULE A
                           OPERATING EXPENSE LIMITS


                                             Maximum Operating Expense Limit
                                         (as a Percentage of average net assets)
                                         ---------------------------------------
Aggressive Equity Portfolio                               0.10%
Emerging Markets Portfolio                                0.10%
Diversified Research Portfolio                            0.10%
Small-Cap Equity Portfolio                                0.10%
International Large-Cap Portfolio                         0.10%
Equity Portfolio                                          0.10%
I-Net Tollkeeper Portfolio                                0.10%
Multi-Strategy Portfolio                                  0.10%
Equity Income Portfolio                                   0.10%
Growth LT Portfolio                                       0.10%
Strategic Value Portfolio                                 0.10%
Focused 30 Portfolio                                      0.10%
Mid-Cap Value Portfolio                                   0.10%
Equity Index Portfolio                                    0.10%
Small-Cap Index Portfolio                                 0.10%
REIT Portfolio                                            0.10%
International Value Portfolio                             0.10%
Managed Bond Portfolio                                    0.10%
Government Securities Portfolio                           0.10%
Money Market Portfolio                                    0.10%
High Yield Bond Portfolio                                 0.10%
Large-Cap Value Portfolio                                 0.10%
Global Growth Portfolio*                                  0.10%
Mid-Cap Growth Portfolio*                                 0.10%
Capital Opportunities Portfolio*                          0.10%
Technology Portfolio*                                     0.10%
Financial Services Portfolio*                             0.10%
Telecommunications Portfolio*                             0.10%
Health Sciences Portfolio*                                0.10%
Aggressive Growth Portfolio*                              0.10%
Blue Chip Portfolio*                                      0.10%

* Effective January 2, 2001
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Agreed to and accepted by:

                              PACIFIC SELECT FUND



ATTEST:                                BY:
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Trustee



                        PACIFIC LIFE INSURANCE COMPANY


ATTEST:                                BY:
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board & Chief
                                                 Executive Officer


ATTEST:                                BY:
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Glenn S. Schafer
       Title: Secretary                   Title: President